Exhibit 4.3

                                 Lender Addition
                          and Acknowledgment Agreement

                               Dated July 27, 1999

         Reference is made to the Amended and Restated Credit Agreement dated as of July 9, 1999 (as amended, restated, supplemented, or otherwise modified, the "Credit Agreement") by and among Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company ("CRIT-NC"), Cornerstone REIT Limited Partnership, a Virginia limited partnership ("Cornerstone REIT L.P."), CORNERSTONE ACQUISITION COMPANY, a corporation organized under the laws of Virginia ("Cornerstone Acquisition"), APPLE GENERAL, INC., a corporation organized under the laws of Virginia ("Apple General"), APPLE LIMITED, INC., a corporation organized under the laws of Virginia ("Apple Limited"), APPLE REIT LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple"), APPLE REIT II LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple II"), APPLE REIT III LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple III"), APPLE REIT IV LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple IV"), APPLE REIT V
LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple V"), APPLE REIT VI LIMITED PARTNERSHIP, a Virginia limited partnership ("Apple VI"), APPLE REIT VII LIMITED PARTNERSHIP, a Virginia limited partnership, each Additional Borrower who may become party thereto (collectively, with Cornerstone, CRIT-NC, Cornerstone REIT L.P., Cornerstone Acquisition, Apple General, Apple Limited, Apple, Apple II, Apple III, Apple IV, Apple V, Apple VI and Apple VII, the "Borrowers"), the Lenders who are or may become party thereto (collectively, the "Lenders"), First Union National Bank ("First Union"), as Administrative Agent (the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent"). Capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as in the Credit Agreement.

         The Borrowers, First Union, on its own behalf and as Administrative Agent, and Wachovia Bank, N.A., on its own behalf and as Documentation Agent (the "New Lender") agree as follows:

         1. Subject to Section 2.7 of the Credit Agreement and this Lender Addition and Acknowledgment Agreement, the Borrowers hereby increase the Aggregate Commitment from $175,000,000 to $185,000,000. This Lender Addition and Acknowledgment Agreement is entered into pursuant to, and authorized by, Section
2.7 of the Credit Agreement.

         2. The parties hereto acknowledge and agree that, immediately prior to the addition of the New Lender and the increase of the Aggregate Commitment evidenced hereby, (a) the Commitment Percentage of each Lender under the Credit Agreement (but not including the New Lender), (b) the Commitment under the Credit Agreement of each Lender (but not including the New Lender) and (c) the outstanding balances of the Loans (and the exposure under Letters of Credit) under the Credit Agreement made by each Lender (but not including the New Lender) are each set forth on Schedule A-1 hereto.

         3. The parties hereto acknowledge and agree that, as of the Effective Date (as defined below), (a) the Commitment Percentage under the Credit Agreement of each

Lender, including, without limitation, the New Lender, (b) the Commitment under the Credit Agreement of each Lender, including, without limitation, the New Lender, and (c) the outstanding balances of the Loans (and the exposure under Letters of Credit) under the Credit Agreement made by each Lender, including, without limitation, the New Lender, are each set forth on Schedule A-2 hereto.

         4. Attached hereto is a revised Schedule 1 to the Credit Agreement, revised to reflect the Commitment and the Commitment Percentage of each Lender as of the Effective Date of this Lender Addition and Acknowledgment Agreement.

         5. The Borrowers acknowledge that the amount of the increase in the Aggregate Commitment, together with all other increases in the Aggregate
Commitment pursuant to Section 2.7 of the Credit Agreement since the Closing Date of the Credit Agreement, shall not cause the Aggregate Commitment (as increased hereby and by any other increase in the Aggregate Commitment pursuant to Section 2.7) to exceed $200,000,000.

         6. The Borrowers hereby direct Wachovia and Wachovia agrees to advance under its Note to the Administrative Agent, who will pay to the other Lenders as a reduction of their Notes such amounts as are necessary such that after such advance under the Wachovia Note and reduction of the other Lender's Notes, each Lender's (including Wachovia's) share of the aggregate amounts outstanding under the Credit Agreement is equal to its Commitment Percentage as set forth on Schedule A-2.

         7. First Union attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Revolving Credit Note for a new Revolving Credit Note payable to First Union as follows:

         Revolving Credit Note
         Payable to the Order of:                    Principal Amount of Note:
         -----------------------                  -----------------------------

         First Union National Bank                   $60,000,000

         The New Lender requests that the Borrowers issue a new Revolving Credit Note payable to the New Lender as follows:

         Revolving Credit Note
         Payable to the Order of:                    Principal Amount of Note:
         ------------------------                    ---------------------------

         Wachovia Bank, N.A.                         $35,000,000

         8. The New Lender (i) represents and warrants that it is legally authorized to enter into this Lender Addition and Acknowledgment Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgment Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it meets the criteria set forth in the definition of Eligible Assignee; (v) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vii) agrees that it will keep confidential all the information with respect to the Borrowers or any guarantors furnished to it by the Borrowers or any guarantors (other than information required or requested to be disclosed by it pursuant to regulatory requirements or legal process); information requested by and disclosed to its auditors, accountants and attorneys, provided that the New Lender shall use commercially reasonable efforts to have such Persons enter into a confidentiality agreement with respect to such information; and information generally available to the public or otherwise available to the New Lender on a nonconfidential basis).

       9. The  Borrowers  represent and warrant that each term and condition of
Section 2.7 of the Credit Agreement has been satisfied in the manner set forth in such Section 2.7.

       10. The effective date for this Lender Addition and Acknowledgment Agreement shall be July 27, 1999 ("Effective Date"). Following the execution of this Lender Addition and Acknowledgment Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

       11. Upon such consents, acceptance and recording, from and after the Effective Date, the New Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Lender Addition and Acknowledgment Agreement, have the rights and obligations of a Lender under each such agreement.

       12. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the New Lender.

       13. The Borrowers confirm that the representations and warranties of the Borrowers under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect to this Lender Addition and Acknowledgment Agreement.

       14. THIS LENDER ADDITION AND ACKNOWLEDGMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                BORROWERS:

                                CORNERSTONE REALTY INCOME TRUST, INC.

[CORPORATE SEAL]

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Chief Financial Officer
                                          --------------------------------------

                                CRIT-NC, LLC

                                By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                     its sole Member/Manager
[CORPORATE SEAL]

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Chief Financial Officer
                                          --------------------------------------

                                CORNERSTONE REIT LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By: CORNERSTONE REALTY INCOME TRUST, INC.,
                                    its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Chief Financial Officer
                                          --------------------------------------

                                CORNERSTONE ACQUISITION COMPANY

[CORPORATE SEAL]

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE GENERAL, INC.

[CORPORATE SEAL]

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                  APPLE LIMITED, INC.

[CORPORATE SEAL]

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT II LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT III LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT IV LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT V LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT VI LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                APPLE REIT VII LIMITED PARTNERSHIP,

[CORPORATE SEAL]                By:      APPLE GENERAL, INC.,
                                         its General Partner

                                By:       /s/ S. J. Olander, Jr.
                                          --------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

                                FIRST UNION NATIONAL BANK, as
                                Lender


                                By:       /s/ John A. Schissel
                                          --------------------------------------
                                Name:     John A. Schissel
                                          --------------------------------------
                                Title:    Director
                                          --------------------------------------

                                NEW LENDER:

                                WACHOVIA BANK, N.A.

                                Commitment $35,000,000
                                Commitment Percentage 18.92%


                                By:       /s/ Mary F. Hughes
                                          --------------------------------------
                                Name:     Mary F. Hughes
                                          --------------------------------------
                                Title:    Vice President
                                          --------------------------------------

Acknowledged and Consented to:


                                FIRST UNION NATIONAL BANK, as
                                Administrative Agent


                                By:       /s/ John A. Schissel
                                          --------------------------------------
                                Name:     John A. Schissel
                                          --------------------------------------
                                Title:    Director
                                          --------------------------------------

                                  Schedule A-1
                                       to
                  Lender Addition and Acknowledgment Agreement

                             Lenders and Commitments
                             -----------------------
                             (as of the date hereof)


A.      Commitment Percentage of Each Lender.
        -------------------------------------
        1.        First Union National Bank                            48.57%

        2.        Crestar Bank                                         14.29%

        3.        Fleet National Bank                                  20.00%

        4.        Guaranty Federal Bank                                17.14%






                                     A-1-1

B.      Commitment of Each Lender.
        --------------------------
        1.        First Union National Bank                       $85,000,000

        2.        Crestar Bank                                    $25,000,000

        3.        Fleet National Bank                             $35,000,000

        4.        Guaranty Federal Bank                           $30,000,000







                                     A-1-2

C.      Outstanding Balance of the Loans of Each Lender.
        ------------------------------------------------
        1.        First Union National Bank                     $__________

        2.        Crestar Bank                                  $__________

        3.        Fleet National Bank                           $__________

        4.        Guaranty Federal Bank                         $__________







                                     A-1-3

D.      Letter of Credit Exposure of Each Lender.
        -----------------------------------------
        1.        First Union National Bank                       $__________

        2.        Crestar Bank                                    $__________

        3.        Fleet National Bank                             $__________

        4.        Guaranty Federal Bank                           $__________






                                     A-1-4

                                  Schedule A-2
                                       to
                  Lender Addition and Acknowledgment Agreement

                             Lenders and Commitments
                             -----------------------
                           (as of the Effective Date)


A.      Commitment Percentage of Each Lender.
        -------------------------------------
        1.        First Union National Bank                            32.43%

        2.        Crestar Bank                                         13.51%

        3.        Fleet National Bank                                  18.92%

        4.        Guaranty Federal Bank                                16.22%

        5.        Wachovia Bank, N.A.                                  18.92%







                                     A-2-1

B.      Commitment of Each Lender.
        --------------------------
        1.        First Union National Bank                       $60,000,000

        2.        Crestar Bank                                    $25,000,000

        3.        Fleet National Bank                             $35,000,000

        4.        Guaranty Federal Bank                           $30,000,000

        5.        Wachovia Bank, N.A.                             $35,000,000






                                     A-2-2

C.      Outstanding Balance of the Loans of Each Lender.
        ------------------------------------------------
        1.        First Union National Bank                        $__________

        2.        Crestar Bank                                     $__________

        3.        Fleet National Bank                              $__________

        4.        Guaranty Federal Bank                            $__________

        5.        Wachovia Bank, N.A.                              $__________






                                     A-2-3

D.      Letter of Credit Exposure of each Lender.
        -----------------------------------------
        1.        First Union National Bank                        $__________

        2.        Crestar Bank                                     $__________

        3.        Fleet National Bank                              $__________

        4.        Guaranty Federal Bank                            $__________

        5.        Wachovia Bank, N.A.                              $__________






                                     A-2-4

                                   Schedule 1
                                       to
                              Amended and Restated
                                Credit Agreement

                             Lenders and Commitments
                             -----------------------

                                                                                        Commitment
                                                              Commitment                Percentage
                                                              ----------                ----------

1.       First Union National Bank                            $60,000,000               32.43%
         One First Union Center, DC-6
         301 South College Street
         Charlotte, NC 28288-0166
         Attention:  John Schissel
         Telephone No.: (704) 383-8763
         Telecopy No.:  (704) 383-7989

2.       Crestar Bank                                         $25,000,000               13.51%
         8245 Boone Boulevard, Suite 820
         Vienna, VA 22182
         Attention:  Nancy B. Richards
         Telephone No.: (703) 902-9039
         Telecopy No.:  (703) 902-9245

3.       Fleet National Bank                                  $35,000,000               18.92%
         111 Westminster Street, RI MO 215
         8th Floor
         Providence, RI  02903
         Attention:   Jim McLaughlin
                      Vice President
         Telephone No.: (401) 278-3247
         Telecopy No.:  (401) 278-5166

4.       Guaranty Federal Bank                                $30,000,000               16.22%
         8333 Douglas Avenue, Suite 1000
         Dallas, TX  75225
         Attention:  Clay Carter
         Telephone No.: (214) 360-1976
         Telecopy No.:  (214) 360-1661

5.       Wachovia Bank, N.A.                                  $35,000,000               18.92%
         Real Estate Finance Division
         191 Peachtree Street, NE
         Atlanta, GA 30303
         Attention:  Mary Hughes
         Telephone No.:  (404) 332-4836
         Telecopy No.:  (404) 332-4066